Exhibit 99.2

Table of Contents Company Overview Company Information 3 First Quarter 2020 Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution 19 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 20 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 21 Tenant Profile, Tenant Specialty and Top MOB Tenants 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward- looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, comprising approximately 24.9 million square feet of gross leasable area (“GLA”), with $7.3 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development David W. Chung I Senior Vice President - Development Brock J. Cusano I Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.3B	~25M SF	159%	BBB/Baa2
GROSS INVESTMENTS	LARGEST ON-CAMPUS OWNER	TOTAL SHAREHOLDER RETURNS (Since December 2006)	INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Hartford, CT
Albany, NY
Pittsburgh, PA
Boston, MA
New York, NY
Denver, CO
Raleigh, NC
Charlotte, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

10 MARKETS ~ 1M+ SF **17 MARKETS > 500K SF**

Full-Service Operating Platform	Focus and Scale	Diversification	Investment Grade Balance Sheet
Best-in-Class Fully Integrated Operations Management	**94% of Portfolio in Key Markets & Top 75 MSAs**	**465 Buildings throughout 33 States**	**BBB/Baa2** Standard & Poor's/Moody's Credit Rating
Property Management	Platform with Scale Creates:	Top Tenant < 4.2% of ABR	**5.6x** Net Debt/ Adjusted EBITDAre
Leasing	Local Expertise	Top Market < 10.0% of ABR	**$1.1B** Liquidity
Facilities & Engineering	Strong Relationships	Size & Diversification provides stability of cash flows	
Construction & Development	Operational Benefits		
	Access to Better Performing Markets		

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION

Normalized FFO/Share



$0.45
$0.4
$0.35
$0.3
$0.38 $0.39 $0.39 $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42 $0.42 $0.42
2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20

Same Store Growth



4%
3%
2%
1%
0%
3.0% 3.1% 3.1% 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% 2.5% 2.7% 2.7% 2.9% 2.5% 2.5%
2.8% HTA Avg.
2.7% REIT MOB Avg.
2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20

DELIVERING SHAREHOLDER VALUE

HTA Total Returns (Since Inception)



325%
275%
225%
175%
125%
75%
25%
-25%
-75%
12/29/2006
12/29/2007
12/29/2008
12/29/2009
12/29/2010
12/29/2011
12/29/2012
12/29/2013
12/29/2014
12/29/2015
12/29/2016
12/29/2017
12/29/2018
12/29/2019
HTA: 159%
S&P: 141%
RMS: 49%
HTA
US REIT Index (RMS)
S&P 500

*As of 3.31.20

7.2% Annualized Average Total Returns Since First Distribution in 2006 to March 31, 2020

Top MOB Tenants

- AdventHealth
- Ascension
- Atrium Health
- Baylor Scott & White Health
- Boston Medical Center
- CommonSpirit Health
- Community Health Network
- Community Health Systems
- Harbin Clinic
- HCA Healthcare
- Highmark-Allegheny Health Network
- Mercy Health
- Steward Health Care
- Tenet Healthcare Corporation
- Tufts Medical Center
- UNC Health Care

HTA LISTED NYSE

Steady & Reliable Dividend



$0.32
$0.3
$0.28
$0.26
$0.290
$0.295
$0.300
$0.305
$0.310
$0.315
2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Company Overview First Quarter 2020 Highlights • Net income Attributable to Common Stockholders was $17.9 million, or $0.08 per diluted share, a increase of $0.02 per diluted share, compared to 2019. • Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $93.1 million, or $0.42 per diluted share, for Q1 2020. • Normalized FFO was $93.6 million, or $0.42 per diluted share, for Q1 2020, an increase of $0.02 or 5.0%, per diluted share, compared to 2019. • Normalized Funds Available for Distribution (“FAD”) was $77.4 million for Q1 2020. • Same-Property Cash Net Operating Income (“NOI”) increased $3.0 million, or 2.7%, to $115.4 million, compared to Q1 2019. This included same-property rental revenue growth of 1.5%. • Leasing: HTA’s portfolio had a leased rate of 90.8% by gross leasable area (“GLA”) and an occupancy rate of 89.9% by GLA for Q1 2020. During Q1 2020, HTA executed approximately 238 thousand square feet of new leases and 647 thousand square feet of renewal leases. Re-leasing spreads increased to 2.7% and tenant retention for the Same- Property portfolio was 85% by GLA for Q1 2020. Balance Sheet and Capital Markets • Equity: During Q1 2020, HTA issued a total of $21.3 million in equity, comprised of approximately 0.6 million shares of common stock under its at-the-market (“ATM”) offering program on a forward basis at an average price per share of $33.28. During the quarter, HTA received net proceeds of $50.0 million on 1.7 million shares issued. As a result, we ended the quarter with a total of $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. • Balance Sheet: HTA ended Q1 2020 with total leverage of (i) 33.7%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.6x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward agreements, leverage would be 30.3% and 5.1x, respectively, using the definitions from above. HTA ended Q1 with total liquidity of $1.1 billion, inclusive of $595.0 million available on our unsecured revolving credit facility, $277.5 million of unsettled forward equity agreements, and $216.5 million of cash and cash equivalents. HTA continues to have very limited near term debt maturities, with less than $7 million maturing before our revolving credit facility matures in June of 2022. • Post Quarter Activity: Following quarter end, we drew down the remaining $595 million on our credit facility, increasing our pro forma cash position to almost $800 million. We expect to continue to monitor the financial markets and will balance our cash position and revolving credit facility usage accordingly. Noteworthy Q1 2020 Activities • Investments: In Q1 2020, HTA closed on approximately $41.5 million of investments totaling approximately 167,000 square feet of GLA. These properties were approximately 91% occupied as of closing, and are located within HTA's key markets. We also invested approximately $12 million in our 5 in-process development and re-development projects. These developments are over 70% pre-leased to major health systems and have $133 million in remaining costs to complete. • Dividends: On May 5, 2020, HTA's Board of Directors announced a quarterly cash dividend of $0.315 per share of common stock and per OP Unit. This amount is unchanged from the prior announcement and will be paid on July 9, 2020 to stockholders of record of its common stock and holders of its OP Units on July 2, 2020. Every quarter, the Company's dividend remains subject to the review and approval of HTA's Board of Directors. Beginning with the second quarter and going forward, HTA will separate the announcement of its dividend from its earnings release. 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview Impact of COVID-19 The Company has taken various actions in response to the COVID-19 pandemic to adjust our business operations and to address the needs of our tenants and staff. The Company is committed to the health and safety of its tenants and staff and has implemented many new protocols based on the Center for Disease Control and other government mandated or recommended guidelines. The Company has also adopted certain measures to help mitigate the financial impact arising from the pandemic on its tenants an outlined below. HTA Tenants Our tenants primarily consist of health systems, universities, physicians, and healthcare service providers, such as imaging companies, surgery center operators, and pharmacies, of various size and complexity. By major category, our tenants consist of (i) Health Systems / Universities at 60% of annualized base rent ("ABR"); (ii) National / Large Regional Healthcare Providers and Companies at 13%; and (iii) Local Healthcare Providers at 27%. In addition, approximately 62% of our tenants, by ABR, are credit rated, with approximately 47% coming from investment grade rated tenants. Buildings & Property Management HTA internally manages approximately 98% of our portfolio, giving us direct access to our properties and tenants. To date: • All of our properties have remained open and operational. • More than 85% of our clinical tenants have remained open during the COVID-19 pandemic. • We have taken steps at our buildings to ensure that they remain operational for our tenants during the COVID-19 pandemic, including enhanced janitorial services, increased signage and hand sanitization stations, as available, increased PPE for our property management and building engineering staff, and stringent protocols for visitors and vendors to seek to ensure they are limiting the potential spread of the virus. • We have also used the relatively slower traffic patterns in our buildings during the COVID-19 pandemic to conduct routine maintenance and complete certain capital projects while minimizing disruptions. Leasing Following the beginning of the COVID-19 pandemic, we are seeing the following leasing activity: • New Leasing: We continue to see leads and requests for new leases, however, we anticipate that the rate of new lease signings will slow. Virtual tours are becoming more prevalent as we expand our capabilities with this technology. • Renewal Leasing: Given the current environment, we have seen an increase in the number of existing tenants that are looking to extend in-place. We have also worked with existing tenants to renew their leases prior to expiration in exchange for new leasing concessions today. We are currently in discussions to early renew tenants who lease in excess of 400,000 square feet of GLA. Cash Flows & Rent Deferrals • Rent Collections: In April, we have collected approximately 98% of monthly rents that are contractually due and owed. • Rent Deferrals: As healthcare providers have seen their near-term profitability and liquidity levels decline, we have been in discussions with a number of our tenants about their requests to defer the payment of a portion of their rents for a limited duration. While many of these requests have been incoming, we have proactively worked with key health system tenants to seek to help them work through this period of time. Each request is evaluated on a case by case basis. Key details of our deferrals include the following: ◦ Total Deferrals: We have received and are currently evaluating rent deferrals that total approximately 10% of our contractual rent over the next 90 days, while we have approved deferrals that total approximately 7% of our contractual rent over the next 90 days. These requests have come from a mix of tenants, included local physician groups, large healthcare providers, and primarily not-for-profit, investment grade health systems. ◦ Payments of rent deferrals are expected to commence over the next 6 – 12 months (starting in the third quarter of 2020), depending on tenant size. Earnings Impact & Guidance Given the current environment, we are formally withdrawing our earnings guidance for 2020. While we continue to expect relatively stable performance from our portfolio, we continue to have uncertainty around (i) acquisitions, (ii) capital structure, and (iii) the accounting implications of deferral requests which could significantly impact our financials for the second quarter and the remainder of 2020. Although we currently expect to collect all of the rent that we agree to defer, we will review our estimates for bad debt under the new market environment to the extent any rents are not determined to be probable for collection. We do not undertake a duty to update our forward-looking statements. We may, in our sole discretion, provide information in future public announcements regarding our outlook that may be of interest to the investment community. 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 7

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	1Q20	4Q19	3Q19	2Q19	1Q19
INCOME ITEMS					
Revenues	$ 185,776	$ 176,313	$ 175,004	$ 171,757	$ 168,966
NOI [(1)(2)]	128,914	123,047	121,197	118,819	117,498
Adjusted EBITDAre, annualized [(1)(3)]	487,228	480,024	463,164	450,216	444,692
FFO [(1)(3)]	93,114	87,261	65,047	84,555	82,875
Normalized FFO [(1)(3)]	93,561	88,871	87,101	85,152	83,148
Normalized FAD [(1)(3)]	77,389	72,261	70,879	73,118	73,153
Net income attributable to common stockholders per diluted share	$ 0.08	$ 0.04	$ (0.04)	$ 0.08	$ 0.06
FFO per diluted share	0.42	0.41	0.31	0.40	0.40
Normalized FFO per diluted share	0.42	0.42	0.42	0.41	0.40
Same-Property Cash NOI growth [(4)]	2.7%	2.5%	2.5%	2.9%	2.7%
Fixed charge coverage ratio [(5)]	4.63x	4.52x	4.46x	4.45x	4.37x

	As of				
	1Q20	4Q19	3Q19	2Q19	1Q19
ASSETS					
Gross real estate investments	$ 7,571,447	$ 7,493,616	$ 7,143,223	$ 6,985,828	$ 6,894,539
Total assets	6,824,179	6,638,749	6,322,998	6,240,475	6,242,554
CAPITALIZATION					
Net debt [(6)]	$ 2,743,208	$ 2,717,062	$ 2,652,943	$ 2,543,814	$ 2,480,546
Total capitalization [(7)]	8,134,436	9,387,352	8,853,151	8,279,235	8,456,142
Net debt/total capitalization [(6)]	33.7%	28.9%	30.0%	30.7%	29.3%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDA*re*, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA*re* divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot

(as of March 31, 2020)

Investments in Real Estate [1]	$	7.3
Total portfolio GLA [2]		24.9
Leased rate [3]		90.8%
Same-Property portfolio tenant retention rate (YTD) [4]		85%
% of GLA managed internally		98%
% of GLA on-campus/adjacent		66%
% of invested dollars in key markets & top 75 MSAs [5]		94%
Weighted average remaining lease term for all buildings [6]		5.5
Weighted average remaining lease term for single-tenant buildings [6]		7.7
Weighted average remaining lease term for multi-tenant buildings [6]		4.4

Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents [2]	$	216.5
Net debt/total capitalization		33.7%
Weighted average interest rate per annum on portfolio debt [7]		3.09%

Building Type

% of Portfolio (based on GLA)



Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs [8]

% of Portfolio (based on invested dollars)



Atlanta, GA
4.6%
Orange County/
Los Angeles, CA
4.4%
Hartford/New
Haven, CT
4.7%
Indianapolis,
IN
3.8%
Tampa, FL
4.7%
Phoenix, AZ
3.7%
Boston, MA
5.4%
Denver, CO
3.6%
Houston, TX
6.2%
Dallas, TX
11.7%
All Other Markets
5.8%
Remaining Top
MSAs
41.4%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts presented in years.
(7) Includes the impact of cash flow hedges.
(8) Refer to page 19 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) As of 1Q20 4Q19 ASSETS Real estate investments: Land $ 587,363 $ 584,546 Building and improvements 6,313,199 6,252,854 Lease intangibles 630,535 628,066 Construction in progress 40,350 28,150 7,571,447 7,493,616 Accumulated depreciation and amortization (1,519,845) (1,447,815) Real estate investments, net 6,051,602 6,045,801 Investment in unconsolidated joint venture 65,526 65,888 Cash and cash equivalents 216,515 32,713 Restricted cash 4,957 4,903 Receivables and other assets, net 235,022 237,024 Right-of-use assets - operating leases, net 238,516 239,867 Other intangibles, net 12,041 12,553 Total assets $ 6,824,179 $ 6,638,749 LIABILITIES AND EQUITY Liabilities: Debt $ 2,959,723 $ 2,749,775 Accounts payable and accrued liabilities 154,842 171,698 Derivative financial instruments - interest rate swaps 19,480 29 Security deposits, prepaid rent and other liabilities 49,895 49,174 Lease liabilities - operating leases 198,628 198,650 Intangible liabilities, net 36,659 38,779 Total liabilities 3,419,227 3,208,105 Commitments and contingencies Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 218,482,526 and 216,453,312 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively 2,185 2,165 Additional paid-in capital 4,909,397 4,854,042 Accumulated other comprehensive income (17,592) 4,546 Cumulative dividends in excess of earnings (1,553,710) (1,502,744) Total stockholders’ equity 3,340,280 3,358,009 Noncontrolling interests 64,672 72,635 Total equity 3,404,952 3,430,644 Total liabilities and equity $ 6,824,179 $ 6,638,749 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 10

Financial Statements Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data) Three Months Ended 1Q20 1Q19 Revenues: Rental income $ 185,531 $ 168,875 Interest and other operating income 245 91 Total revenues 185,776 168,966 Expenses: Rental 56,862 51,468 General and administrative 11,518 11,290 Transaction 140 40 Depreciation and amortization 77,665 69,481 Interest expense 23,872 23,970 Total expenses 170,057 156,249 Gain (loss) on sale of real estate, net 1,991 (37) Income from unconsolidated joint venture 422 486 Other income 76 535 Net income $ 18,208 $ 13,701 Net income attributable to noncontrolling interests (307) (261) Net income attributable to common stockholders $ 17,901 $ 13,440 Earnings per common share - basic: Net income attributable to common stockholders $ 0.08 $ 0.07 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.08 $ 0.06 Weighted average common shares outstanding: Basic 216,692 205,080 Diluted 220,623 208,999 Dividends declared per common share $ 0.315 $ 0.310 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 11

Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) Three Months Ended 1Q20 1Q19 Cash flows from operating activities: Net income $ 18,208 $ 13,701 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 72,949 66,528 Share-based compensation expense 3,203 3,389 Income from unconsolidated joint venture (422) (486) Distributions from unconsolidated joint venture 885 750 (Gain) loss on sale of real estate, net (1,991) 37 Changes in operating assets and liabilities: Receivables and other assets, net 1,196 2,546 Accounts payable and accrued liabilities (19,662) (40,402) Security deposits, prepaid rent and other liabilities 1,055 2,492 Net cash provided by operating activities 75,421 48,555 Cash flows from investing activities: Investments in real estate (41,338) (18,592) Development of real estate (12,103) (2,014) Proceeds from the sale of real estate 6,420 1,193 Capital expenditures (23,793) (16,815) Collection of real estate notes receivable 191 181 Advances on real estate notes receivable (6,000) — Net cash used in investing activities (76,623) (36,047) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 720,000 — Payments on unsecured revolving credit facility (415,000) — Payments on secured mortgage loans (95,602) (587) Proceeds from issuance of common stock 50,020 — Repurchase and cancellation of common stock (4,624) (11,926) Dividends paid (68,227) (63,686) Distributions paid to noncontrolling interest of limited partners (1,509) (1,364) Net cash provided by (used in) financing activities 185,058 (77,563) Net change in cash, cash equivalents and restricted cash 183,856 (65,055) Cash, cash equivalents and restricted cash - beginning of period 37,616 133,530 Cash, cash equivalents and restricted cash - end of period $ 221,472 $ 68,475 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 12

Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre (unaudited and in thousands, except per share data) FFO, Normalized FFO and Normalized FAD Three Months Ended 1Q20 1Q19 Net income attributable to common stockholders $ 17,901 $ 13,440 Depreciation and amortization expense related to investments in real estate 76,737 68,926 (Gain) loss on sale of real estate, net (1,991) 37 Proportionate share of joint venture depreciation and amortization 467 472 FFO attributable to common stockholders $ 93,114 $ 82,875 Transaction expenses 140 40 Noncontrolling income from OP units included in diluted shares 307 233 Normalized FFO attributable to common stockholders $ 93,561 $ 83,148 Non-cash compensation expense 3,203 3,389 Straight-line rent adjustments, net (3,245) (3,258) Amortization of (below) and above market leases/leasehold interests and corporate assets, net (771) 332 Deferred revenue - tenant improvement related and other — (1) Amortization of deferred financing costs and debt discount/premium, net 981 1,405 Recurring capital expenditures, tenant improvements and leasing commissions (16,340) (11,862) Normalized FAD attributable to common stockholders $ 77,389 $ 73,153 Net income attributable to common stockholders per diluted share $ 0.08 $ 0.06 FFO adjustments per diluted share, net 0.34 0.34 FFO attributable to common stockholders per diluted share $ 0.42 $ 0.40 Normalized FFO adjustments per diluted share, net 0.00 0.00 Normalized FFO attributable to common stockholders per diluted share $ 0.42 $ 0.40 Weighted average diluted common shares outstanding 220,623 208,999 (1) Adjusted EBITDAre Three Months Ended 1Q20 Net income $ 18,208 Interest expense 23,872 Depreciation and amortization expense 77,665 Gain on sale of real estate, net (1,991) Proportionate share of joint venture depreciation and amortization 467 EBITDAre $ 118,221 Transaction expenses 140 Non-cash compensation expense 3,203 Pro forma impact of acquisitions 243 Adjusted EBITDAre $ 121,807 Adjusted EBITDAre, annualized $ 487,228 As of March 31, 2020: Debt $ 2,959,723 Less: cash and cash equivalents 216,515 Net Debt $ 2,743,208 Net Debt to Adjusted EBITDAre 5.6x (1) Refer to page 23 for the reporting definitions of EBITDAre, as defined by NAREIT, and Adjusted EBITDAre. 1Q 2020 I Supplemental Information . Healthcare Trust of America, Inc. I 13

Financial Information

Debt Composition and Maturity Schedule

(as of March 31, 2020, dollars in thousands)

Debt Composition

	Principal Balance	Deferred Financing Costs, Net	(Discounts)/ Premium, Net	Total	Stated Rate [1]	Hedged Rate [2]
Unsecured senior note due 2023	$ 300,000	$ (1,070)	$ (789)	$ 298,141	3.70%	3.70%
Unsecured senior note due 2026	600,000	(2,973)	6,956	603,983	3.50	3.50
Unsecured senior note due 2027	500,000	(3,073)	(1,926)	495,001	3.75	3.75
Unsecured senior note due 2030	650,000	(5,362)	(2,125)	642,513	3.10	3.10
Total unsecured senior notes	$ 2,050,000	$ (12,478)	$ 2,116	$ 2,039,638		
Unsecured term loan due 2023	300,000	(1,413)	—	298,587	2.10%	2.52%
Unsecured term loan due 2024	200,000	(1,698)	—	198,302	2.00	2.32
Total unsecured term loans	$ 500,000	$ (3,111)	$ —	$ 496,889		
Unsecured revolving credit facility due 2022 [3]	405,000	—	—	405,000	2.00%	2.00%
Secured mortgage loans	18,458	(30)	(232)	18,196	3.62	3.62
Total debt	$ 2,973,458	$ (15,619)	$ 1,884	$ 2,959,723	3.03%	3.09%

Maturity Schedule


$750,000
$675,000
$600,000
$525,000
$450,000
$375,000
$300,000
$225,000
$150,000
$75,000
$0
$1,828
$2,504
$2,005
$405,000
$12,121
$300,000
$300,000
$200,000
$600,000
$500,000
$650,000
2020
2021
2022
2023
2024
2025
2026
2027
2028
2028
2030
Period Ending
Unsecured Revolving Credit Facility
Unsecured Term Loans
Unsecured Senior Notes
Secured Mortgage Loans

(1) The stated rate on the debt instrument as of the end of the period.
(2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period.
(3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility.

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Financial Information Capitalization and Covenants (as of March 31, 2020, dollars and shares in thousands, except stock price) Capitalization 1Q20 Unsecured revolving credit facility $ 405,000 Unsecured term loans 500,000 Unsecured senior notes 2,050,000 Secured mortgage loans 18,458 Equity 66% Deferred financing costs, net (15,619) Premium, net 1,884 Secured Debt Total debt $ 2,959,723 <1% Less: cash and cash equivalents 216,515 Net debt $ 2,743,208 Stock price (as of March 31, 2020) $ 24.28 Total diluted common shares outstanding 222,044 Equity capitalization $ 5,391,228 Total capitalization $ 8,134,436 Unsecured Debt Total undepreciated assets $ 8,344,024 33% Gross book value of unencumbered assets $ 7,618,584 Total debt/undepreciated assets 35.5% Net debt/total capitalization 33.7% Covenants Bank Loans Required 1Q20 Senior Notes Required 1Q20 Total leverage ≤ 60% 38% Total leverage ≤ 60% 37% Secured leverage ≤ 30% <1% Secured leverage ≤ 40% <1% Fixed charge coverage ≥ 1.50x 4.63x Unencumbered asset coverage ≥ 150% 274% Unencumbered leverage ≤ 60% 39% Interest coverage ≥ 1.50x 4.86x Unencumbered coverage ≥ 1.75x 4.73x 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of March 31, 2020, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q20	4Q19	1Q19	$ Change	% Change	$ Change	% Change
Rental revenue	$ 126,521	$ 128,018	$ 124,706	$ (1,497)	(1.2%)	$ 1,815	1.5%
Tenant recoveries	39,094	35,634	36,364	3,460	9.7	2,730	7.5
Total rental income	165,615	163,652	161,070	1,963	1.2	4,545	2.8
Expenses	50,221	48,913	48,685	1,308	2.7	1,536	3.2
Same-Property Cash NOI [1]	$ 115,394	$ 114,739	$ 112,385	$ 655	0.6%	$ 3,009	2.7%
Rental Margin [2]	91.2%	89.6%	90.1%				

	As of		
	1Q20	4Q19	1Q19
Number of buildings	412	412	412
GLA	22,356	22,357	22,307
Leased GLA, end of period	20,439	20,476	20,570
Leased %, end of period	91.4%	91.6%	92.2%
Occupancy GLA, end of period	20,303	20,279	20,335
Occupancy %, end of period	90.8%	90.7%	91.2%

NOI [3]

	Three Months Ended	
	1Q20	1Q19
Net income	$ 18,208	$ 13,701
General and administrative expenses	11,518	11,290
Transaction expenses	140	40
Depreciation and amortization expense	77,665	69,481
Interest expense	23,872	23,970
(Gain) loss on sale of real estate, net	(1,991)	37
Income from unconsolidated joint venture	(422)	(486)
Other income	(76)	(535)
NOI	$ 128,914	$ 117,498
NOI percentage growth	9.7%	
NOI	$ 128,914	$ 117,498
Straight-line rent adjustments, net	(3,245)	(3,258)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments [1]	(1,699)	(222)
Notes receivable interest income	(138)	(27)
Cash NOI	$ 123,832	$ 113,991
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(8,296)	(352)
Redevelopment Cash NOI	44	(1,077)
Intended for sale Cash NOI	(186)	(177)
Same-Property Cash NOI	$ 115,394	$ 112,385
Same-Property Cash NOI percentage growth	2.7%	

(1) The presentation includes certain adjustments to allow for the consistent treatment of items impacted by Topic 842-Leases.
(2) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(3) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

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Healthcare Trust of America, Inc. I 16

Portfolio Information Investment Activity (as of March 31, 2020, dollars and GLA in thousands) 2019 Property Acquisitions % Leased at Date (1) Property Market Acquired Acquisition Purchase Price GLA Piedmont Healthcare MOBs Charlotte, NC January 94% $ 16,600 92 Curtis Plaza Boise, ID February 98 6,883 26 Wylie Medical Plaza Dallas, TX February 83 18,000 49 Total $ 41,483 167 Annual Investments (1) (2) As of March 31, 2020, HTA has invested $7.3 billion primarily in MOBs, development properties and other healthcare assets comprising 24.9 million square feet of GLA. Annual Investments $2,800,000 $2,722,467 $2,450,000 $2,100,000 $1,750,000 $1,400,000 $1,050,000 $700,000 $802,148 $700,764 $557,938 $542,976 $350,000 $455,950 $439,530 $413,150 $397,826 $294,937 $271,510 $17,729 $41,483 $68,314 $0 $(82,885) $(35,685) $(39,483) $(85,150) $(4,900) $(7,550) $(308,550) $-350,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Acquisitions Dispositions (1) Excludes real estate note receivables and corporate assets. (2) The only disposition in 1Q 2020 was for some land parcels for $7.6M. 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 17

Portfolio Information

Development/Redevelopment Summary and Property Capital Expenditures

(as of March 31, 2020, dollars and GLA in thousands)

Development/Redevelopment Summary

Project	MSA	Total GLA	% Leased	Total Construction Cost	Construction in Progress	Costs to Complete	Completion/ Estimated Completion
Development:							
Jackson South MOB	Miami, FL	51	70	$ 21,331	$ 4,922	$ 16,409	2Q21
Pavilion III MOB	Dallas, TX	107	75	60,506	3,310	57,196	3Q21
Memorial Hospital MOB	Bakersfield, CA	84	90	29,224	2,976	26,248	1Q21
Total Development:		242	79	111,061	11,208	99,853	
Redevelopment:							
Cary MOB [(1)]	Raleigh, NC	125	72	43,897	22,952	20,945	3Q20
Mission Medical Center Bldgs I & II	Los Angeles, CA	105	30	14,482	2,224	12,258	4Q20
Total Redevelopment:		230	53	58,379	25,176	33,203	
Total Construction in Progress		472	66	$ 169,440	$ 36,384	$ 133,056	

Property Capital Expenditures

	Three Months Ended 1Q20
Recurring capital expenditures	$ 4,857
Tenant improvements - 2nd generation	7,950
Lease commissions	3,533
Total recurring capital expenditures	$ 16,340
Capital expenditures - 1st generation/acquisition	1,570
Tenant improvements - 1st generation	12,354
Tenant improvements - acquisition	713
Total capital expenditures	$ 30,977

(1) During 2Q 2019, HTA broke ground on Cary MOB. As part of the project HTA removed four of the existing buildings totaling 45,000 square feet of GLA in order to build a new 125,000 square foot Class A MOB. With the construction of a new building the project has moved from redevelopment to development.

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 18

Portfolio Information

Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution

(as of March 31, 2020, dollars and GLA in thousands)

Key Markets and Top 75 MSA Concentration [(1)]

Key Markets		Investment	% of Investment	Total GLA [(2)]	% of Portfolio		Annualized Base Rent [(3)]	% of Annualized Base Rent
Dallas, TX	$	861,274	11.7%	2,101	8.4%	$	54,388	9.9%
Houston, TX		455,459	6.2	1,666	6.7		34,372	6.3
Boston, MA		397,693	5.4	965	3.9		32,939	6.0
Tampa, FL		347,764	4.7	952	3.8		24,340	4.4
Hartford/New Haven, CT		344,604	4.7	1,165	4.7		24,929	4.5
Atlanta, GA		338,886	4.6	1,120	4.5		25,395	4.6
Orange County/Los Angeles, CA		323,424	4.4	719	2.9		16,404	3.0
Indianapolis, IN		281,769	3.8	1,396	5.6		25,595	4.7
Phoenix, AZ		267,781	3.7	1,316	5.3		24,511	4.5
Denver, CO		265,807	3.6	607	2.4		12,254	2.2
New York, NY		256,144	3.5	614	2.5		15,801	2.9
Chicago, IL		231,178	3.2	454	1.8		14,003	2.6
Miami, FL		224,023	3.1	997	4.0		23,447	4.3
Raleigh, NC		223,796	3.1	622	2.5		15,938	2.9
Charlotte, NC		214,887	2.9	920	3.7		18,664	3.4
Albany, NY		170,071	2.3	833	3.3		15,354	2.8
Austin, TX		164,425	2.2	409	1.6		9,062	1.6
Orlando, FL		156,300	2.1	513	2.0		12,247	2.2
Pittsburgh, PA		148,612	2.0	1,094	4.4		19,876	3.6
Milwaukee, WI		116,082	1.6	368	1.5		6,735	1.2
Top 20 MSAs		5,789,979	78.8	18,831	75.5		426,254	77.6
Additional Top MSAs		1,133,923	15.4	4,366	17.5		86,524	15.8
Total Key Markets/Top 75 MSAs	$	6,923,902	94.2%	23,197	93.0%	$	512,778	93.4%

Regional Portfolio Distribution

Region		Investment	% of Investment	Total GLA [(2)]	% of Portfolio		Annualized Base Rent [(3)]	% of Annualized Base Rent
Southwest	$	2,774,095	37.8%	8,599	34.5%	$	185,880	33.9%
Southeast		1,972,441	26.8	6,935	27.8		159,600	29.1
Northeast		1,460,596	19.9	5,109	20.5		118,328	21.5
Midwest		1,116,313	15.2	4,187	16.8		83,567	15.2
Northwest		25,433	0.3	106	0.4		1,704	0.3
Total	$	7,348,878	100%	24,936	100%	$	549,079	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Refer to page 23 for the reporting definition of Annualized Base Rent.

HTA LISTED NYSE

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of March 31, 2020, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent (2)	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	121	21	6,323	25.4%	$ 139,053	25.3%
Multi-tenant	326	32	17,304	69.4	371,483	67.7
Other Healthcare Facilities						
Hospitals	15	7	954	3.8	33,036	6.0
Senior care	3	1	355	1.4	5,507	1.0
Total	465	33	24,936	100%	$ 549,079	100%
Net-Lease/Gross-Lease						
Net-lease	298	30	15,828	63.5%	$ 357,218	65.1%
Gross-lease	167	21	9,108	36.5	191,861	34.9
Total	465	33	24,936	100%	$ 549,079	100%

Historical Campus Proximity (3)

	As of 1Q20	4Q19	3Q19	2Q19	1Q19
Off-Campus Aligned	27%	28%	27%	27%	28%
On-Campus	66	66	67	68	68
On-Campus/Aligned	93%	94%	94%	95%	96%
Off-Campus/Non-Aligned	7	6	6	5	4
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	GLA (3)	Annualized Base Rent	% of Annualized Base Rent	As of (5) 1Q20	4Q19	3Q19	2Q19	1Q19
Fee Simple	318	15,745	$ 346,243	63%	63%	63%	61%	61%	60%
Customary Health System Restrictions	140	8,823	192,949	35	36	36	37	38	38
Economic with Limited Restrictions	6	333	9,426	2	1	1	2	1	2
Occupancy Health System Restrictions	1	35	461	—	—	—	—	—	—
Leasehold Interest Subtotal	147	9,191	202,836	37	37	37	39	39	40
Total	465	24,936	$ 549,079	100%	100%	100%	100%	100%	100%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Percentages shown as percent of total GLA. Refer to page 24 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(5) Percentages shown as percent of total GLA.

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Healthcare Trust of America, Inc. I 20

Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of March 31, 2020, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term (1)	Average Base Rent (2) Expiring	Average Base Rent (2) Starting	Tenant Improvements (2)	Leasing Commissions (2)
1Q 2020						
New Leases	238	9.9		$ 23.53	$ 36.09	$ 2.51
Renewal Leases	647	4.5	$ 24.90	25.57	6.26	3.70
Total 1Q 2020	885	5.9		$ 25.37	$ 14.06	$ 3.39

Historical Leased Rate (3)

	As of 1Q20	4Q19	3Q19	2Q19	1Q19
Total portfolio leased rate	90.8%	90.8%	90.6%	91.6%	91.8%
On-campus/aligned leased rate	90.8	90.7	90.7	91.7	91.8
Off-campus/non-aligned leased rate	91.6	92.4	89.3	89.4	92.7
Total portfolio occupancy rate	89.9	89.9	89.7	90.6	90.6

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases (4)	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases (5)	% of Total Annualized Base Rent
Month-to-month	163	242	1.1%	$ 5,121	0.9%
2020	473	1,599	7.1	40,492	7.4
2021	769	2,741	12.1	67,409	12.3
2022	528	2,336	10.3	59,415	10.8
2023	445	2,318	10.2	51,135	9.3
2024	393	2,158	9.5	54,898	10.0
2025	280	1,602	7.1	39,878	7.3
2026	221	1,518	6.7	33,023	6.0
2027	207	2,124	9.4	58,073	10.6
2028	132	1,247	5.5	29,696	5.4
2029	201	1,649	7.3	39,705	7.2
Thereafter	231	3,114	13.7	70,234	12.8
Total	4,043	22,648	100%	$ 549,079	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(4) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(5) Refer to page 23 for the reporting definition of Annualized Base Rent.

HTA LISTED NYSE

1Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Portfolio Information Tenant Profile, Tenant Specialty and Top MOB Tenants (as of March 31, 2020, dollars and GLA in thousands, except as otherwise noted) Tenant Profile Tenant Specialty (2) % of Specialty On-Campus Off-Campus Total Annualized Annualized (3) Tenant Classification Base Rent (1) Base Rent Primary Care 15.8% 20.4% 17.4% Credit Rated Tenancy Health Systems/Universities $ 329,823 60% Orthopedics/Sports Medicine 8.6% 10.0% 9.1% Leased % of % of Obstetrics/Gynecology 8.8 4.0 7.1 (3) (4) National/Large Regional Providers 71,735 13 Ratings GLA GLA ABR ABR Cardiology 6.1 3.0 5.0 Investment Grade 10,805 48% $ 260,452 47% Local Healthcare Providers/Other 147,521 27 Oncology 4.3 2.3 3.6 Total $ 549,079 100% Imaging/Diagnostics/Radiology 3.3 4.7 3.8 Other Credit Rated 2,789 12 77,954 15 Eye and Vision 3.0 3.8 3.3 Total Credit Rated 13,594 60% $ 338,406 62% General Surgery 2.6 2.5 2.6 Not Rated/Other 9,054 40 210,673 38 Credit Rated Tenancy Other Specialty 34.6 34.4 34.5 Specialty 71.3% 64.7% 69.0% Total 22,648 100% $ 549,079 100% Investment Grade $ 260,452 47% Ambulatory Surgery Center 4.8% 6.0% 5.2% Other Credit Rated 77,954 15 Education/Research 2.9 1.6 2.4 Total Credit Rated $ 338,406 62% Pharmacy 1.1 0.4 0.9 Not Rated/Other 210,673 38 Other 4.1 6.9 5.1 Total $ 549,079 100% Total 100% 100% 100% Top MOB Tenants (4) Weighted Average % of % of Credit Total Leased Leased Annualized Annualized Remaining (6) (1) Tenant Lease Term (5) Rating GLA GLA Base Rent Base Rent Baylor Scott & White Health 6 Aa3 820 3.7% $ 22,610 4.1% HCA Healthcare 6 Ba1 729 3.3 20,561 3.7 Highmark-Allegheny Health Network 10 Baa1 927 4.1 17,382 3.2 Tenet Healthcare Corporation 7 B2 535 2.4 14,037 2.6 Ascension 4 Aa2 473 2.1 11,083 2.0 Tufts Medical Center 7 BBB+ 255 1.1 10,934 2.0 Steward Health Care 7 NR 380 1.7 10,111 1.8 AdventHealth 6 Aa2 391 1.7 9,321 1.7 Community Health Systems 8 Caa3 449 2.0 9,228 1.7 Emblem Health 15 BBB- 281 1.3 7,280 1.3 CommonSpirit Health 9 Baa1 338 1.5 7,206 1.3 Harbin Clinic 7 NR 316 1.4 7,006 1.3 Mercy Health 6 Aa3 270 1.2 6,835 1.3 Atrium Health 1 Aa3 217 1.0 6,534 1.2 UnitedHealth Group/Optum 6 A3 280 1.2 6,114 1.1 Total 6,661 29.7% $ 166,242 30.3% (1) Refer to page 23 for the reporting definition of Annualized Base Rent. (2) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs. (3) Primary Care includes Pediatrics, Family and Internal Medicine. (4) Represents direct leases with top MOB health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated. (5) Amounts presented in years. (6) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 22

Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent). Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; and (iii) notes receivable interest income. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements. 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 23

Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention: Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred. HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred. 1Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 24